Exhibit 23.2

Consent of Independent Auditor

We consent to the inclusion as an exhibit to the Annual Report on the Form 10-K of Capital Southwest Corporation of our report dated May 12, 2017, relating to the financial statements of I-45 SLF LLC for the year ended March 31, 2017.

/s/ RSM US LLP

Chicago, Illinois

June 1, 2017